Exhibit 1.1

Annex I

Vodafone Group Public Limited Company

Debt Securities

Form of Underwriting Agreement

To the Representatives named from time to time in the

applicable Pricing Agreement hereinafter described.

Ladies and Gentlemen:

From time to time Vodafone Group Public Limited Company, a public limited company incorporated in England and Wales (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement.  In addition, the Pricing Agreement may contain, if appropriate, the terms and the conditions upon which the Designated Securities are to be offered or sold outside the United States and any provisions relating thereto.

1.         Particular sales of Designated Securities may be made from time to time by the Company to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”).  The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives.  This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities except as set forth in a Pricing Agreement, it being understood that the obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the applicable Pricing Agreement with respect to the Designated Securities specified therein.  Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the principal amount of such Designated Securities to be purchased by each Underwriter and the underwriting discount and/or commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor.  The applicable Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities.  A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.  The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2.         The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)       The Company meets the requirements for the use of Form F-3, and a registration statement on Form F-3 (File No. 333-                   ), including a prospectus, relating to the Securities of the Company has been filed with the Securities and Exchange Commission (the “Commission”) in accordance with applicable regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), and has been declared effective under the Act. Such registration statement, as amended to the date of the applicable Pricing Agreement, is hereinafter referred to as the “Registration Statement”, and such prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Pricing Agreement (the “Base Prospectus”), as proposed to be supplemented by a prospectus supplement relating to the Designated Securities (the “Prospectus Supplement”) to be filed pursuant to Rule 424 under the Act, is hereinafter referred to as the “Prospectus”. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents which were filed under the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date and time of the applicable Pricing Agreement, and incorporated by reference in the Registration Statement and the Prospectus, excluding any documents or portions of such documents which are deemed under the rules and regulations of the Commission under the Act not to be incorporated by reference, and, in the case of the Registration Statement, including any prospectus supplement filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Registration Statement; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of the applicable Pricing Agreement. For purposes of this Agreement, “Effective Time” with respect to the Registration Statement means such date and time as of which any part of the Registration Statement filed prior to the execution and delivery of the applicable Pricing Agreement was declared effective by the Commission or has become effective upon filing pursuant to Rule 430B(f)(2) or Rule 462(c) under the Act. “Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the applicable time specified in the applicable Pricing Agreement (the “Applicable Time”), including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, provided that, for purposes of this definition,

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information contained in a form of prospectus that is deemed retroactively to be part of the Registration Statement pursuant to Rule 430B under the Act shall be considered to be included in the Pricing Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Act;

(b)       No stop order suspending the effectiveness of the Registration Statement (as amended or supplemented) has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, and no order preventing or suspending the use of the Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Designated Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission;

(c)       At the Effective Time, the Registration Statement and the Prospectus conformed, and any amendments thereof and supplements thereto relating to the Designated Securities will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder; and neither the Registration Statement at the Effective Time nor the Prospectus as of the date thereof and, as amended or supplemented, at the Time of Delivery (as defined below) of the Designated Securities included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, or in the case of the Prospectus, in light of the circumstances in which they were made, not misleading; provided, however, that the Company makes no representations as to (i) that part of the Registration Statement which shall constitute a Trustee’s Statement of Eligibility and Qualifications (Form T-1) under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in such documents;

(d)       The Pricing Prospectus, as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on a schedule to the applicable Pricing Agreement (if any) does not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations as to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in such documents or the Pricing Disclosure Package;

(e)       Each document incorporated by reference in the Pricing Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case

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may be, complied in all material respects with the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (i) the Company makes no representations as to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in such documents, and (ii) no such documents were filed with the Commission following the Commission’s close of business on the business day immediately prior to the date of the applicable Pricing Agreement and prior to the execution of the applicable Pricing Agreement, except as set forth on a schedule to the applicable Pricing Agreement;

(f)        The Company has been duly incorporated and is validly existing as a public limited company in good standing under the laws of England and Wales, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, as amended or supplemented;

(g)       All material consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities having jurisdiction over the Company or any of its subsidiaries required for the issue and sale of the Designated Securities and for the execution and delivery by the Company of the applicable Pricing Agreement to be duly and validly authorized, have been obtained or made and are in full force and effect; and

(h)       The Company was or is not at (i) the earliest time after the filing of the Registration Statement pursuant to which the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Designated Securities or (ii) at the time of the applicable Pricing Agreement, an “ineligible issuer,” as defined in Rule 405 under the Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 under the Act.

3.         Upon the execution of the applicable Pricing Agreement and authorization by the Representatives of the release of the Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

4.         Designated Securities to be purchased by each Underwriter pursuant to the applicable Pricing Agreement, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of

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the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company, in the currency specified in such Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

5.         The Company agrees with each of the Underwriters of any Designated Securities:

(a)       To prepare a final term sheet, containing solely a description of the Designated Securities, in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule, and to prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives, which approval shall not be unreasonably withheld, and to file such Prospectus pursuant to Rule 424(b) under the Act no later than the Commission’s close of business on the second business day following the execution and delivery of the applicable Pricing Agreement or, if applicable, such earlier time as may be required by such Rule; to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the applicable Pricing Agreement and prior to the Time of Delivery for the Designated Securities which shall be reasonably disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)       Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of the distribution of the Designated Securities therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be (i) required to qualify as a foreign corporation or to

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file a general consent to service of process in any jurisdiction or (ii) obligated to pay or reimburse the Underwriters for expenses (including fees and disbursements of counsel for the Underwriters) to the extent that such payment or reimbursement, together with prior payments or reimbursements, exceed, in the aggregate, $10,000 in connection with the offering and sale of Designated Securities under state securities laws pursuant to this Agreement;

(c)       To furnish the Underwriters with copies of the Prospectus as amended or supplemented in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish, subject to the proviso below, without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; provided, however, that in case any Underwriter is required under the Act to deliver a Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with the offering or sale of Designated Securities at any time more than 30 days after the date of the applicable Pricing Agreement, the cost of such preparation and furnishing of such amended or supplemented Prospectus shall be borne by the Underwriters of such Designated Securities;

(d)       To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

(e)       During the period beginning from the date of the applicable Pricing Agreement and continuing to and including the later of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld; and

(f)        If the Company elects to rely upon Rule 462(b) under the Act, to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by

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10:00 P.M., Washington, D.C. time, on the date of the applicable Pricing Agreement, and at the time of filing to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

6.         (a)  The Company represents and agrees that (i) without the prior written consent of the Underwriters, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, it has not made and will not make any offer relating to the Designated Securities that (A) would constitute an Issuer Free Writing Prospectus or (B) would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act, required to be filed with the Commission, and (ii) it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(b)       Each Underwriter represents and agrees that, without the prior written consent of the Company and the other Underwriters, it has not made and will not make any offer relating to the Designated Securities that (i) would constitute an Issuer Free Writing Prospectus, as defined in Rule 433 under the Act or (ii) would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act, required to be filed with the Commission;  provided, however, that the Company consents to the use by each Underwriter of a “free writing prospectus” that contains only (i) information describing the preliminary terms of the Designated Securities or their offering which, in their final form, will not be inconsistent with the final term sheet of the Company prepared and filed pursuant to Section 5(a) hereof and (ii) information that describes the final terms of the Designated Securities or their offering and that is included in the final term sheet of the Company prepared and filed pursuant to Section 5(a) hereof.

(c)       Any such “free writing prospectus” the use of which has been consented to by the Company or the Underwriters (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) will be listed in an appendix to the applicable Pricing Agreement.

7.         The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or otherwise producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) subject to Section 5(b)(ii) hereof, all expenses in connection with the qualification of the Securities for offering and sale under state securities laws if required, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the reasonable fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities;

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(viii) all U.K. stamp or other issuance or transfer taxes (if any) arising as a result of the issuance, sale and delivery outside the United Kingdom of the Securities by the Underwriters to the initial purchasers thereof in the manner contemplated under this Agreement; and (ix)  all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.         The obligations of the Underwriters of any Designated Securities under the applicable Pricing Agreement shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties of the Company in or incorporated by reference in the applicable Pricing Agreement are, at and as of the Time of Delivery for such Designated Securities, true and correct in all material respects, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The final term sheet contemplated by Section 5(a) hereof shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Act and the Prospectus as amended or supplemented in relation to such Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of the applicable Pricing Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)       U.S. Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery for such Designated Securities with respect to this Agreement, the Designated Securities, the Indenture, the Underwriting Agreement, the Pricing Disclosure Package, the Prospectus and the Registration Statement (as amended or supplemented at the Time of Delivery for such Designated Securities) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters;

(c)       U.S. Counsel for the Company shall have furnished to the Representatives its written opinion, dated the Time of Delivery for such Designated Securities, substantially similar in form and substance to Schedule 8(c)(i) attached hereto and a letter, dated the Time of Delivery for such Designated Securities, substantially similar in form and substance to Schedule 8(c)(ii) attached hereto;

(d)       English counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, substantially similar in form and substance to Schedule 8(d) attached hereto;

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(e)       The Group General Counsel and Company Secretary (or any other person reasonably agreed by the Representatives in the applicable Pricing Agreement) shall have furnished to the Representatives his or her written opinion, dated the Time of Delivery for such Designated Securities, substantially similar in form and substance to Schedule 8(e) attached hereto;

(f)        At the Time of Delivery for the Designated Securities, each firm of independent accountants that has certified financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Underwriters and the directors of the Company a letter, dated the date of such Time of Delivery, to the effect set forth in Schedule 8(f) hereto, and with respect to such other matters as the Underwriters may reasonably request and in form and substance satisfactory to the Underwriters;

(g)       Except as contemplated in the Prospectus, as amended or supplemented, since the Applicable Time there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries considered as a whole which the Representatives conclude, in their judgment, after consultation with the Company, materially impairs the investment quality of the Designated Securities so as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities as contemplated by the Prospectus and at or after the Applicable Time there shall not have been any decrease in the ratings of any of the Company’s debt securities (or any public announcement that the ratings of any of the Company’s debt securities are under surveillance or review, with negative implications) by Moody’s Investors Service, Inc., Fitch Ratings Ltd. or Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc.;

(h)       At or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the London Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or on the London Stock Exchange; (iii) a general moratorium on commercial banking activities in New York City or London declared by relevant authorities; or (iv) a change or development involving a prospective change in taxation in the United Kingdom affecting the transfer of the Securities or the imposition of exchange controls by the United States or the United Kingdom; (v) a material outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or the United Kingdom of a national emergency or war or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, the United Kingdom or elsewhere, where the effect of any such event specified in paragraphs (i) through (vi) above is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Designated Securities, provided that the Representatives shall have consulted with the Company to the extent practicable prior to exercising their rights under this paragraph (h);

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(i)        The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of the applicable Pricing Agreement; and

(j)        The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section.

9.         (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in each case, relating to the Designated Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary Prospectus Supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus or any Issuer Free Writing Prospectus, in each case, relating to the Designated Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities; and, provided, further, that, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, any preliminary prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Designated Securities concerned, to the extent that such sale was made in a transaction covered by the Registration Statement and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Designated Securities to such person, a copy of an amended or supplemented Pricing Prospectus (any material incorporated by reference therein being deemed conveyed for this purpose upon filing with the Commission) or an Issuer Free Writing Prospectus correcting such untrue statement or omission or alleged untrue statement or omission if the Company had furnished prior to the Applicable Time copies of such amended or supplemented Pricing Prospectus or Issuer Free Writing Prospectus to such Underwriter and had specifically identified to such Underwriter prior to the Applicable Time

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such untrue statement or omission, or alleged untrue statement or omission, that was so corrected.

(b)       Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company, each of its directors, officers, employees and agents, and each person who controls the Company within the meaning of either the Act or the Exchange Act may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus or any Issuer Free Writing Prospectus, in each case, relating to the Designated Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus or any Issuer Free Writing Prospectus, and, in each case, relating to the Designated Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company, each of its directors, officers, employees and agents, and each person who controls the Company within the meaning of either the Act or the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)       Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall, so far as permitted by any insurance policy of the indemnified party and subject to the indemnifying party agreeing to indemnify the indemnified party against all judgments and other liabilities resulting from such action, be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have

11

employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the representatives representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)       If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations (including, without limitation, any failure by a party, promptly after its receipt of notice of the commencement of any action in respect of which contribution may be sought under this subsection (d), to notify the other party in writing of the commencement of such action).  The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth on the cover page of the Prospectus, as amended or supplemented.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as

12

one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e)       The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

10.       (a)  If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the applicable Pricing Agreement, the Representatives may in their discretion, after giving notice to and consulting with the Company, arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms.  In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to the applicable Pricing Agreement.

(b)       If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company

13

as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the applicable Pricing Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the applicable Pricing Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.       The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.       If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 7 and 9 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 7 and 9 hereof.

13.       In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the applicable Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the

14

address of the Representatives as set forth in the applicable Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Company Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.       This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.       The Company acknowledges that in connection with the offering of the Designated Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Designated Securities.

16.       The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any Federal or state court in the Borough of Manhattan, The City of New York, New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  The Company has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

17.       In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment

15

or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

18.       Time shall be of the essence of each Pricing Agreement.  As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business.

19.      Except as may be otherwise provided in a Pricing Agreement, this Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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ANNEX I

Pricing Agreement

[Name(s) of (Co-)Representative(s)]

As Representative(s) of the several

Underwriters named in Schedule I hereto,

[Address]

[Date]

Ladies and Gentlemen:

Vodafone Group Public Limited Company, a public limited company incorporated in England and Wales (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, a copy of which is attached hereto as Annex I (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).  Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Prospectus (as defined in the Underwriting Agreement), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement.  Each reference to the Representatives or to the Underwriters in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.  The Representatives designated to act on behalf of each of the Underwriters pursuant to Section 13 of the Underwriting Agreement and their addresses are set forth in Schedule II hereto.

A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you (the “Prospectus Supplement”), is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us              counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request.

Very truly yours,

VODAFONE GROUP PUBLIC LIMITED COMPANY

By:
Name:
Title:

Accepted as of the date hereof:

[Insert name(s) of Representative(s)]

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Principal
Amount of
Designated
Securities
to be
Underwriter	Purchased

[Insert name(s) of Representative(s)]	$
[Insert names of other Underwriters, if any]

Total	$

SCHEDULE II

Title of Designated Securities:

[[•]%] [Floating Rate] [Zero Coupon] [Notes]

[Debentures] [D][d]ue [•],

Specific Terms of Designated Securities:

See Appendix A for a copy of the final term sheet relating to the Designated Securities.

Price to Public:

[•]% of the principal amount of the Designated Securities, plus accrued interest [, if any,] from [•] to [•] [and accrued amortization [, if any,] from [•] to [•]]

Purchase Price by Underwriters:

[•]% of the principal amount of the Designated Securities, plus accrued interest from [•] to [•] [and accrued amortization [, if any,] from [•] to [•]]

Specified funds for payment of purchase price:

Federal (same-day) funds

Time of Delivery:

[•]

Closing Location for Delivery of Designated Securities:

New York, New York.

Additional Closing Conditions:

Paragraph 8(h) of the Underwriting Agreement should be modified in the event that the Securities are denominated in, indexed to, or principal or interest are paid in, a currency other than the U.S. dollar, more than one currency or in a composite currency.  The country or countries issuing such currency should be added to the banking moratorium and hostilities clauses and the following additional clause should be added to the paragraph (the entire paragraph should be restated, as amended):

“; (  ) the imposition of the proposal of exchange controls by any governmental authority in [insert the country or countries issuing such currency, currencies or composite currency]”.

If the Securities are to be listed on any securities exchange, insert the following:

“(  ) The Securities shall have been admitted to listing on the [name of relevant securities exchange].”

Additional Opinions:

If the Securities are denominated in and pay interest in a currency other than U.S. dollars, local counsel for the Company shall give the following opinion:

“(  ) All interest on the Securities may, under the current laws and regulations of [insert jurisdiction], be paid in [insert currency] that may be converted into foreign currency that may be freely transferred out of [insert jurisdiction], and all interest and other distributions on the

Securities will not be subject to withholding or other taxes under the laws and regulations of [insert jurisdiction] and are otherwise free and clear of any other tax, withholding or deduction in [insert jurisdiction] and without the necessity of obtaining any Governmental Authorization in [insert jurisdiction].”

Names and Addresses of Underwriters, including the Representatives:

[•]

Listing:

The Company will apply to list the Designated Securities on the New York Stock Exchange.

Other Terms:

Selling Restrictions

1)             In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees, and each further underwriter will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Designated Securities which are the subject of the offering contemplated by the Prospectus as completed by the final terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Designated Securities to the public in that Relevant Member State:

(a)                                  if the final terms in relation to the Designated Securities specify that an offer of those Designated Securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such Designated Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable;

(b)                                 at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(c)                                  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(d)                                 at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Company for any such offer; or

(e)           at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Designated Securities referred to in (b) to (e) above shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

2)             Each Underwriter represents, warrants and agrees that, in connection with the distribution of the Designated Securities:

(a)                                  in relation to any Designated Securities which have a maturity of less than one year (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Designated Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Designated Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (“FSMA”) by the Company;

(b)                                 it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom; and

(c)                                  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

Schedule 8(c)(i)

Appendix A

[To be conformed to final term sheet.]

Floating Rate Notes due [•] (the “Tranche 1 Notes”)

[Further issuance	The Tranche 1 Notes are a further issuance of Floating Rate Notes due [•], of which there is currently an aggregate principal amount of $[•] outstanding.]

Maturity date	We will repay the Tranche 1 Notes on [•] at 100% of their principal amount plus accrued and unpaid interest.

Issue date	[•].

Issue price	[•]% of the face amount, plus accrued interest[, if any,] from [•] to the date the Tranche 1 Notes are delivered to investors.

Interest rate

The interest rate for the period from [•], to but excluding the first interest reset date will be the initial base rate, as adjusted by adding the spread. Thereafter, the interest rate will be the base rate, as adjusted by adding the spread. The interest rate will be reset [•] on each interest reset date.

Base rate	[•].

Spread	[•]%.

Initial base rate	[•]%, i.e., [•].

Interest payment dates	[•] on [•] of each year, commencing [•], up to and including the maturity date for the Tranche 1 Notes, subject to the Tranche 1 Business Day Convention.

Interest reset dates

Starting with the interest period scheduled to commence on [•], the interest reset date for each interest period will be the first day of such interest period, subject to the Tranche 1 Business Day Convention.

Interest determination date	The interest determination date relating to a

particular interest reset date will be the second [•] business day preceding such interest reset date.

Business day convention	[Modified following].

Day count fraction	[Actual/360].

Calculation Agent	The Bank of New York

[[•]%] Notes Due [•] (the “Tranche 2 Notes” and, together with the Tranche 1 Notes, the “Notes”)

[Further issuance	The Tranche 2 Notes are a further issuance of Fixed Rate Notes due [•], of which there is currently an aggregate principal amount of $[•] outstanding.]

Maturity date	We will repay the Tranche 2 Notes on [•] at 100% of their principal amount plus accrued and unpaid interest.

Issue date	[•].

Issue price	[•]% of the face amount, plus accrued interest[, if any,] from [•] to the date the Tranche 2 Notes are delivered to investors.

Interest rate	[•]% per annum.

Interest payment dates	[•] on [•] of each year, commencing [•], up to and including the maturity date for the Tranche 2 Notes, subject to the Tranche 2 Business Day Convention.

Business day convention	[Following].

Day count fraction	[30/360].

Optional make-whole redemption

We have the right to redeem each of the Tranche 2 Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such notes plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis [(assuming a 360-day year consisting of twelve 30-day months)] at the adjusted treasury rate, plus [•] basis points.

The following terms apply to each of the Tranches:

Business days	[•] and New York.

Ranking

The Notes will rank equally with all present and future unsecured and unsubordinated indebtedness of Vodafone. Because we are a holding company, the Notes will effectively rank junior to any indebtedness or other liabilities of our subsidiaries.

Regular record dates for interest

With respect to each interest payment date, the regular record date for interest on global securities in registered form will be the close of business on the Clearing System Business Day immediately prior to the date for payment, where “Clearing System Business Day” means Monday to Friday inclusive except December 25 and January 1. The regular record date for interest on debt securities that are represented by physical certificates will be the date that is 15 caledar days prior to such date, whether or not such date is a business day.

Payment of additional amounts

We intend to make all payments on the Notes without deducting United Kingdom (U.K.) withholding taxes. If any deduction is required on payments to non-U.K. investors, we will pay additional amounts on those payments to the extent described under “Description of Debt Securities We May Offer — Payment of Additional Amounts” in the prospectus.

Optional tax redemption

We may redeem any or all of the tranches of Notes before they mature if we are obligated to pay additional amounts due to changes on or after the date of this final term sheet in U.K. withholding tax requirements, a merger or consolidation with another entity or a sale or lease of substantially all our assets and other limited circumstances described under “Description of Debt Securities We May Offer—Payment of Additional Amounts” in the prospectus. In that event, we may redeem any or all of the tranches of the outstanding Notes in whole but not in part on any interest payment date, at a price equal to 100% of their principal amount plus accrued interest to the date fixed for redemption.

Listing

We will file an application to list the Notes on the New York Stock Exchange. We expect that the Notes will be eligible for trading on the New York Stock Exchange within 30 days after delivery of the Notes.

Use of proceeds	We will use the net proceeds from the sale of the securities for general corporate purposes.

Risk factors

You should carefully consider all of the information in this final term sheet, the prospectus supplement and the prospectus, which includes information incorporated by reference. In particular, you should evaluate the specific factors under “Risk Factors” beginning on page [•] of the prospectus and on page of [•] our Annual Report on Form 20-F for the fiscal year ended March 31, 201[•] for risks involved with an investment in the Notes.

Trustee and principal paying agent	The Bank of New York

Timing and delivery	We currently expect delivery of the Notes to occur on or about [•].

Underwriters	[•], [•] and [•].

Underwriting discounts and commissions	[•]

Appendix B

Issuer Free Writing Prospectus(es):

Final Term Sheet dated [•]

Other Free Writing Prospectus(es):

None

Schedule 8(c)(i)

Form of Opinion of U.S. Counsel

[Date]

[Underwriters]

Dear Sirs

Vodafone Group Plc (the “Company”)

$[•] [[•]%]/[Floating Rate] Notes due [•]

(the “Securities”)

1                               We have acted as United States counsel for the Company in connection with the execution by you and the Company of the Pricing Agreement dated [•] (the “Pricing Agreement”), which incorporates by reference the provisions of the Underwriting Agreement attached thereto (the “Underwriting Agreement”), relating to the offer and sale of the Securities. The Securities are being issued pursuant to the Indenture dated February 10, 2000 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) and as successor trustee to Citibank N.A.. The offering of the Securities has been made by way of a prospectus dated July 28, 2010 (the “Base Prospectus”), as supplemented by the prospectus supplement dated [•] (the “Prospectus Supplement”). The Base Prospectus, together with the final term sheet referred to in Appendix B to Schedule II to the Pricing Agreement, is referred to herein as the “Pricing Disclosure Package”. The Base Prospectus, as supplemented by the Prospectus Supplement, is referred to herein as the “Final Prospectus”.

2                               This opinion is limited to the federal law of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other state of the United States or any other jurisdiction.

3                               For the purpose of this opinion, we have examined the Pricing Agreement, the Underwriting Agreement and the Indenture, such certificates and other documents, and such questions of law, as we have considered necessary or appropriate. We have assumed that the Company has the power to execute and deliver the Pricing Agreement, the Underwriting Agreement, the Securities and the Indenture and perform its obligations thereunder, that the Pricing Agreement, the Underwriting Agreement, the Securities and the Indenture have been duly and validly authorized, executed and delivered under the laws of England by the Company, that the Securities conform to the forms examined by us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

4                               In our opinion:

4.1                            The Pricing Agreement and the Underwriting Agreement have been duly executed and delivered by the Company.

4.2                            The Indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; provided, however, that we express no opinion as to the provisions relating to events of default under Sections 501(5), 501(6) and 501(7), which are governed by English law; and the Indenture has been duly qualified under the Trust Indenture Act of 1939.

4.3                            The Securities have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; provided, however, that we express no opinion as to the provisions relating to events of default under Sections 501(5), 501(6) and 501(7) of the Indenture, which are governed by English law.

4.4                            The statements under the captions “Description of Debt Securities We May Offer”, “Plan of Distribution”, “Description of Notes” and “Underwriting” in the Pricing Disclosure Package and the Prospectus Supplement, in each case insofar as those statements summarize provisions of documents governed by New York law therein described, in the case of the Pricing Disclosure Package, at [•] pm, New York time on [•], and, in the case of the Final Prospectus, at its date and at the time and date of delivery of this opinion, were fair and accurate summaries in all material respects.

4.5                            The statements under the caption “Taxation — United States Federal Income Taxation” in the Pricing Disclosure Package and the Final Prospectus, insofar as those statements summarize provisions of United States federal tax law therein described, in the case of the Pricing Disclosure Package, at [•] pm, New York time on [•], and, in the case of the Final Prospectus, at its date and at the time and date of delivery of this opinion, were fair and accurate summaries in all material respects.

4.6                            The Company is not and, after giving effect only to the offer and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be, an investment company within the meaning of the United States Investment Company Act of 1940 and the rules and regulations thereunder.

4.7                            The issuance of the Securities in accordance with the Indenture and the sale of the Securities by the Company pursuant to the Pricing Agreement do not, and the performance by the Company of its obligations under the Indenture, the Pricing Agreement and the Securities will not, violate any existing federal law of the United States or laws of the State of New York applicable to the Company; provided, however, that, for the purposes of this paragraph 4.7, we express no opinion with respect to United States federal or State securities laws, other anti-fraud laws, fraudulent transfer laws or the United States Employment Retirement Income Security Act of 1974 and related laws; and provided further that, insofar as the performance by the Company of its obligations under the Indenture, the Pricing Agreement and the Securities is concerned, we express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.8                            All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company on or prior to the date hereof under the federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Securities by the Company to you have been obtained or made; provided, however, that we express no opinion as to State securities laws.

4.9                            Assuming the validity of such action under the laws of England, under the laws of the State of New York relating to submission to personal jurisdiction, the Company has, pursuant to Section 16 of the Underwriting Agreement and Section 115 of the Indenture (the “Jurisdiction Provisions”), validly and irrevocably submitted to the personal jurisdiction of any federal or state court within the Borough of Manhattan, The City of New York, New York, in any suit or proceeding arising out of or relating to the Pricing Agreement or the transactions contemplated thereby, has, to the fullest extent permitted by law, validly and irrevocably waived any objection to the venue of a proceeding in any such court, has validly and irrevocably appointed CT Corporation System in New York as its authorized agent for the purposes described in the Jurisdiction Provisions, and service of process effected on such agent in the manner set forth in the Jurisdiction Provisions will be effective to confer valid personal jurisdiction over the Company in any such action, subject, in each case, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5                               In connection with our opinion in paragraph 4.9 above, we note that the designation in the Underwriting Agreement and the Indenture of the United States federal courts set forth therein as venues for proceedings relating to the Underwriting Agreement and the Indenture are subject to the power of United States federal courts to transfer proceedings pursuant to Section 1404(a) of Title 28 of the United States Code or to dismiss such proceedings on the grounds that such United States federal court is an inconvenient forum for such actions. We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under Section 1332 of Title 28 of the United States Code does not exist.

6                               U.S. Internal Revenue Service Circular 230 Disclosure: Any U.S. tax advice contained herein is not intended or written by us to be used, and it cannot be used by any person, for the purpose of avoiding U.S. tax penalties that may be imposed on any person. Any such U.S. tax advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed by it. Each person should seek U.S. tax advice based on the person’s particular circumstances from an independent tax adviser.

7                               This opinion is addressed to you solely for your benefit in connection with the offer and sale of the Securities. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. This opinion may, however, be disclosed by the addressees hereof to the extent required by law, regulation or any governmental or competent regulatory authority or in connection with legal proceedings relating to the offer and sale of the Securities, provided that no such party to whom the opinion is disclosed may rely on the opinion without our express consent.

Yours faithfully,

Schedule 8(c)(ii)

Form of Letter from U.S. Counsel

[Date]

[Underwriters]

Dear Sirs

Vodafone Group Plc (the “Company”)

$[•] [[•]%]/[Floating Rate] Notes due [•]

(the “Securities”)

This is with reference to the registration under the United States Securities Act of 1933 (the “Securities Act”) and offering of the Securities. The registration statement (File No. 333-                ) (the “Registration Statement”) was filed on Form F-3 in accordance with procedures of the United States Securities and Exchange Commission (the “SEC”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the Securities or the manner of their distribution. The offering of the Securities has been made by way of a prospectus dated July 28, 2010 (the “Base Prospectus”), as supplemented by the prospectus supplement dated [•] (the “Prospectus Supplement”). The Base Prospectus, together with the final term sheet referred to in Appendix B to Schedule II to the Pricing Agreement dated [•] between you and the Company, is referred to herein as the “Pricing Disclosure Package”. The Base Prospectus, as supplemented by the Prospectus Supplement, is referred to herein as the “Final Prospectus”.

In our capacity as United States counsel for the Company, we have, along with representatives of the Company and its independent accountants and your representatives and your United States counsel, participated in discussions concerning the contents of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and related matters, reviewed the contents of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, advised the Company as to the requirements of the Securities Act and the applicable rules and regulations thereunder and carried out such further enquiries and procedures as we have deemed necessary or appropriate in the circumstances.

On the basis of the information that we gained in the course of the performance of the work referred to above, considered in the light of our understanding of the applicable United States federal securities laws (including the requirements of Form F-3 and the character of prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, each part of the Registration Statement, when such part became effective, and the Final Prospectus, at its date, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the United States Trust Indenture Act of 1939 and the applicable rules and regulations of the SEC thereunder. Further, we confirm to you that nothing that has come to our attention in the course of our acting in our capacity as such counsel has caused us to believe that, insofar as relevant to the offering of the Securities, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that either the Pricing Disclosure Package, at [•] pm, New York time on [•], or the Final Prospectus, at its date, or at the time and date of delivery of this letter, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, except as provided in paragraphs 4.4 and 4.5 of our opinion with respect to certain matters of the federal law of the United States and the laws of the State of New York and paragraphs 4.13 and 4.14 of our opinion with respect to certain matters of English law, in each case addressed to you and dated the date hereof. With your agreement, we express no opinion or belief as to the financial statements or as to any of the financial data contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditors’ attestation report thereon, each as included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, or as to the statement of the eligibility and qualification of the Trustee under the Indenture under which the Securities are being issued.

This letter is addressed to you solely for your benefit. It is not to be relied upon by anyone else for any purpose without our express consent.

Yours faithfully,

Schedule 8(d)

Form of Opinion of English Counsel

in connection with Section 8(d) of the Underwriting Agreement

[Date]

[Underwriters]

and

The Bank of New York Mellon (the “Trustee”)

Corporate Trust Office

101 Barclay Street

New York, NY10286

U.S.A.

Dear Sirs

Vodafone Group Plc (the “Company”)

U.S.$[•] [[•]%]/[Floating Rate] Notes due [•] (the “Notes”)

1                                      We have acted as English legal advisers to the Company in connection with the issue of the Notes and we have taken instructions solely from the Company.

2                                      This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. In particular we express no opinion on matters of federal law of the United States or the laws of any State of the United States or the laws of any other jurisdiction.

3                                      For the purpose of this opinion we have examined only the documents listed and, where appropriate, defined in the Schedule to this opinion.

4                                      We have assumed that the Pricing Agreement and the Indenture (together, the “Relevant Agreements”) are within the capacity and powers of, and have been validly authorised by and are binding upon, each of the respective parties thereto (other than the Company) and that those documents have been or will be validly executed and delivered by the relevant parties (other than the Company), that each of the Relevant Agreements and the Notes are valid and binding on each party (including the Company) under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law.

5                                      We have further assumed that:

5.1                            all documents furnished to us as copies are genuine, authentic and complete and conform to the original documents of which they are copies and the genuineness of all signatures thereon or on the original thereof

5.2                            the Minutes and other corporate documents are a true and complete record of the proceedings described therein and the resolutions set out in the Minutes remain in full force and effect without modification

5.3                            all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any secondary legislation made under it with respect to anything done by the Underwriters in relation to the Notes in, from or otherwise involving the United Kingdom (including Sections 19 (carrying on a regulated activity) and 21 (financial promotion)) and (where applicable) the requirements of any regulatory authority in the United Kingdom to whose supervision each of them is subject will have been complied with and

5.4                            each of the Relevant Agreements and the Notes have been executed by the person(s) duly authorised to do so in the Minutes.

6                                      In our opinion:

6.1                            The Company is a public limited company incorporated in England and Wales under the Companies Act 1985.

6.2                            The results of a search at Companies House in London on [•] revealed no order or resolution for the winding-up of the Company and no appointment of a liquidator, receiver, administrative receiver or administrator. It should be noted that such searches are not capable of revealing definitively whether or not a petition for winding-up or administration has been presented in a County Court or District Registry or in the High Court of Justice, and that notice of a winding-up or administration order made, or winding-up resolution passed, or the appointment of a liquidator, administrative receiver or administrator, may not be filed at Companies House immediately.

6.3                            The Company has the corporate power to enter into and to perform its obligations under the Relevant Agreements and to issue and perform its obligations under the Notes.

6.4                            The Company has taken all necessary corporate action to authorise the execution, delivery and performance of the Notes and the Company has validly executed and delivered the Notes. There is no reason insofar as English law is concerned why the obligations assumed by the Company under the Notes are not valid and binding obligations of the Company.

6.5                            The Company has taken all necessary corporate action to authorise the execution and delivery of the Pricing Agreement and the Indenture and the Company has validly executed and delivered each such agreement. There is no reason insofar as English law is concerned why the obligations assumed by the Company under each such agreement are not valid and binding upon the Company.

6.6                            Sections 501(5), 501(6) and 501(7) of the Indenture, which are expressed to be governed by English law, constitute valid, binding and enforceable terms.

6.7                            The issue by the Company of the Notes and compliance by the Company with the Relevant Agreements and the consummation of the transactions therein contemplated will not conflict with or result in any violation or breach by the Company of any provision of English law or of the Articles of Association of the Company.

6.8                            The submission to jurisdiction and appointment of an agent for the service of process contained in the Relevant Agreements are valid under English law as currently in force and under current practice of the English courts at the date hereof; and any final and conclusive judgment of any state or federal court in the City and State of New York (a “New York Court”) in respect of any legal suit, action or proceeding brought to enforce any liability of the Company under any Relevant Agreement in any such action or proceeding against the Company (a “United States Judgment”) would be capable of being enforced by fresh proceedings in an English court against the Company without the necessity for a re-trial or re-examination of the matters thereby adjudicated

6.8.1                   unless:

(i)           the English court is not satisfied, in accordance with its own conflict of law principles, that the foreign court had jurisdiction over the Company (the English court will normally be so satisfied if the Company has freely submitted to the jurisdiction of the foreign court)

(ii)          the judgment is not for a specific sum of money

(iii)         the judgment was not final and conclusive

(iv)         the judgment was obtained by fraud or misrepresentation

(v)          enforcement of the judgment would be contrary to English public policy or if the proceedings in which the judgment was obtained were contrary to natural justice or

(vi)         the proceedings were of a revenue or penal nature; and

6.8.2                   provided that:

(i)           execution of an English judgment based on a judgment of a New York Court may be stayed if the New York Court’s judgment is the subject of a pending appeal or the judgment debtor is entitled to and intends to appeal against the judgment

(ii)          in any proceedings to enforce in an English court a foreign judgment (including a United States Judgment) it is open to the defendant to raise any counterclaim that he could have brought if the action had originally been brought in England unless the subject of the counterclaim was in issue and decided in the foreign proceedings and

(iii)         (a) by virtue of the Protection of Trading Interests Act 1980, a judgment for multiple damages will not be enforceable and (b) under that Act, United Kingdom citizens and corporations and other persons carrying on business in the United Kingdom may recover sums paid under foreign judgments for multiple damages in excess of the compensation for the loss of the person in whose favour the judgment was given.

6.9                            There are no consents, approvals, authorisations or orders required by the Company from any governmental or other regulatory agencies in the United Kingdom in connection with the issue and offering of the Notes and the performance by the Company of its obligations under the Relevant Agreements and under the terms of the Notes (including effecting payments of principal and interest on the Notes) provided that no public offer by the Company or the Underwriters (or any person acting on their behalf) is made in the United Kingdom, other than in the circumstances set out in Section 86 of the FSMA.

6.10                     Except as disclosed in the Prospectus and subject to the qualifications and limitations set out therein, no United Kingdom taxes, levies or imposts are, as a matter of United Kingdom tax law, required to be deducted or withheld from any payment of principal or interest by the Company in respect of the Notes.

6.11                     Except as disclosed in the Prospectus and subject to the qualifications and limitations set out therein, no United Kingdom stamp duty or stamp duty reserve tax is payable in connection with the issue, sale and delivery of the Notes.

6.12                     Each of (i) a holder in respect of Notes, if and when so entitled, and (ii) the Underwriters in respect of the Pricing Agreement is entitled to sue as claimant in the English courts for the enforcement of its respective rights against the Company. The Company is not entitled to any special immunity from proceedings in England with respect to the Relevant Agreements or the Notes. The Underwriters could commence proceedings in an English court of competent jurisdiction against the Company in connection with the Pricing Agreement and the Trustee could commence proceedings in an English court of competent jurisdiction against the Company in connection with the Indenture and such English court would accept jurisdiction in respect of any such proceedings unless the Company objected to the bringing of those proceedings on the grounds of forum non conveniens and the court upheld that objection. The English courts will recognise and give effect to the choice of the laws of the State of New York as the governing law of the Notes and the Relevant Agreements (except for Sections 501(5), 501(6) and 501(7) of the Indenture which are expressed to be governed by English law). Accordingly, under the principles of English conflicts of laws the existence and validity of the contract, and any term thereof (except as provided in the preceding sentence), between the parties is a matter of New York law.

6.13                     The statement in paragraph (4) under “Enforceability of Certain Civil Liabilities” contained in the Prospectus relating to enforceability of judgments, insofar as such statement describes legal matters, documents or proceedings under the laws of England, is a statement which is accurate in all material respects.

6.14                     The statements contained under each of the headings “Taxation - United Kingdom Taxation” and “Tax Treatment” in the Prospectus, insofar as such statements describe matters of United Kingdom taxation law, published United Kingdom HM Revenue & Customs practice and matters relating to the U.S.-U.K. Estate Tax Treaty, are accurate in all material respects.

7                                      The term “enforceable” as used above in paragraph 4.6 means that the obligations assumed by the relevant party are of a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

7.1                            enforcement may be limited by (a) bankruptcy, insolvency and liquidation, (b) reorganisation and (c) laws of general application relating to or affecting the rights of creditors;

7.2                            enforcement may be limited by general principles of equity - for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

7.3                            claims may become barred under the Limitation Act 1980 or may be or become subject to set-off or counterclaim;

7.4                            effect may be given to the overriding mandatory provisions of the law of the country where the obligations arising out of a contract have to be performed, in so far as those provisions render the performance of the contract unlawful. In such circumstances, the relevant obligations may not be enforceable;

7.5                            a provision in an agreement may be unenforceable if it amounts to a penalty under English law; and

7.6                            an English court may refuse to give effect to any provision of an agreement which amounts to an indemnity in respect of the costs of unsuccessful litigation brought before an English court or where the court itself has made an order for costs.

8                                      This opinion is subject to the following:

8.1                            Any certificate, determination, notification, opinion, minute or the like might be held by an English court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in the relevant agreement to the contrary.

8.2                            Save to the limited extent specified in paragraphs 4.13 and 4.14, we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion contained in the Prospectus or that no material facts have been omitted from it.

8.3                            So far as they relate to United Kingdom stamp duties, any undertakings or indemnities given by the Company may be void under Section 117 of the Stamp Act 1891.

8.4                            We express no opinion as to the compliance or otherwise with the financial limitations on borrowings or covenants by the Company contained in the Articles of Association of the Company.

9                                      This opinion is given on the basis of English law in force as at the date of this opinion and on the basis that, since the date of, or as the case may be, date of certification of, the documents referred to in the Schedule to this opinion, there has been no amendment to, or termination or replacement of, such documents. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law after the date of this opinion.

10                               This opinion is addressed to you solely for your benefit in connection with the issue of the Notes. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. This opinion may, however, be disclosed by the addressees hereof to the extent required by law, regulation or any governmental or competent regulatory authority or in connection with legal proceedings relating to the issue of the Notes, provided that no such party to whom this opinion is disclosed may rely on this opinion without our express consent.

Yours faithfully

SCHEDULE

1                                      Pricing Agreement dated [•] between the Company and the Underwriters (the “Pricing Agreement”), incorporating the terms of the Underwriting Agreement set out in Annex 1 to the Pricing Agreement.

2                                      Indenture (the “Indenture”) dated 10 February 2000 between the Company and the Trustee (as successor trustee to Citibank, N.A. pursuant to an Agreement of Resignation, Appointment and Acceptance dated 24 July 2007 between the Company, The Bank of New York Mellon and Citibank, N.A.).

3                                      A certified copy of the Articles of Association of the Company.

4                                      A certified copy of an extract from the minutes of a meeting of the Board of Directors of the Company held on [•] 2010 (the “Minutes”).

5                                      Prospectus dated 28 July 2010 and Prospectus Supplement dated [•] (together, the “Prospectus”).

Schedule 8(e)

Form of Opinion of Vodafone General Counsel and Secretary

in connection with Section 8(e)

[Date]

[Underwriters]

Dear Sirs:

I am the Group General Counsel and Company Secretary of Vodafone Group Plc, a company organised under the laws of England and Wales (the “Issuer”), and have provided legal advice and assistance to the Issuer in connection with the issue and sale today by the Issuer through you as Underwriters (the “Underwriters”), pursuant to the Pricing Agreement, dated [•] (the “Pricing Agreement”), which incorporates by reference the provisions of the Underwriting Agreement attached thereto, by and between the Issuer and you, of the debt securities listed in Annex A hereto (collectively, the “Securities”) issued pursuant to the Indenture, dated as of 10 February 2000 (the “Indenture”), between the Issuer and The Bank of New York Mellon as Trustee (the “Trustee”), and offered pursuant to the Prospectus, dated 28 July 2010, as amended and supplemented by the Prospectus Supplement, dated [•] (including the documents incorporated by reference therein, the “Prospectus”).

I have examined such corporate records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion.  In such examination, the genuineness of all signatures of all parties (other than the Issuer) on all documents and the conformity with original documents of all copies submitted to me has been assumed.  I have further assumed that such documents are within the capacity and powers of, and have been duly authorised, executed and delivered by, and are valid and binding upon, each party other than the Issuer under New York law.

In giving this opinion, I have made no investigation of the laws of any country other than the laws of England and Wales, and my opinion is confined to matters of English law as applied by the English courts.  My opinion is given on the understanding that it will be governed by and construed in accordance with English law.

On the basis of the foregoing, having regard to such legal considerations as I deem relevant, I am of the opinion that, insofar as the present laws of England and Wales are concerned:

(1)           The Issuer is duly incorporated as a public limited company under the laws of England and Wales and has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

(2)           All of the issued shares of capital stock of the Issuer have been duly and validly authorised and issued and are fully paid and non-assessable;

(3)           To the best of my knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Issuer or any of its subsidiaries is a party or of which any property of the Issuer or any of its subsidiaries is the subject which, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current consolidated financial position or results of operations of the Issuer and its subsidiaries, taken as a whole; and, to the best of my knowledge, no such proceedings are threatened or contemplated;

(4)           The Issuer is not in violation of its Articles of Association or other constituent documents, and, to the best of my knowledge, neither the Issuer nor any of its subsidiaries is in material default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its material properties or assets is subject, in each case except for conflicts, breaches, defaults or violations which would not affect the validity or enforceability of the Securities or have a material effect on the consolidated financial condition or results of operations of the Issuer and its subsidiaries, taken as a whole;

(5)           The issue and sale of the Securities and the compliance by the Issuer with all of the provisions of the Securities, the Indenture and the Pricing Agreement, and the consummation of the transactions therein contemplated will not, to the best of my knowledge, conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the material property or assets of the Issuer is subject; and

(6)           The Issuer and each of its material subsidiaries have all material telecommunications licences necessary to conduct their businesses as described in the Prospectus.

Yours faithfully,

Schedule 8(f)

Pursuant to Section 8(f) of the Underwriting Agreement, each firm of independent accountants that has certified financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Underwriters and the directors of the Company a letter to the effect that:

(i)        They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii)       In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been [separately] furnished to the representative or representatives of the Underwriters (the “Representatives”) such term to include an Underwriter or Underwriters who act without any firm being designated as its or their representatives [and are attached hereto];

[(iii)    They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s interim report on Form 6-K incorporated by reference into the Prospectus as indicated in their reports thereon copies of which [have been separately furnished to the Representatives][are attached hereto]; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the [Act and the Exchange] Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the [Act and the Exchange] Act and the related published rules and regulations;]

(iv)      The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 3 of the Company’s Annual Report on Form 20-F for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 20-F for such fiscal years;

(v)       They have compared the information in the Prospectus under selected captions (if any) with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 3 and 6 of Form 20-F and of Regulation S-K;

(vi)      On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)      (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in an interim report on Form 6-K incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in an interim report on Form 6-K incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B)      any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 20-F for the most recent fiscal year;

(C)      the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 20-F for the most recent fiscal year;

[(D)   any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;]

(E)       as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F)       for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii)     In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.